Exhibit 99.2

Brown Technical Media Corporation

Consolidated Financial Statements

For the three and nine months ended

July 31, 2016 and 2015

1

Brown Technical Media Corporation

2

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 31, 2016	October 31, 2015
Assets
Current assets:
Cash	$39,750	$74,001
Accounts receivable, net	51,941	64,810
Merchandise inventories, net	461,483	492,137
Total current assets	553,174	630,948
Property and equipment, net	59,343	68,674
Investments in equity interests, at cost	43,466	–
Security deposit	7,500	7,500
Total assets	$663,483	$707,122

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt	$15,263	$15,628
Accounts payable and accrued expenses	189,528	341,506
Accrued expenses – related parties	130,612	45,330
Notes payable, net	467,257	199,220
Total current liabilities	802,660	601,684
Long-term liabilities:
Long-term debt	149,786	152,493
Shareholder advance	500	500
Other liabilities	7,000	7,000
Total long-term liabilities	157,286	159,993
Total liabilities	959,946	761,677

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.001 par value, 100,000,000 shares authorized; and no shares issued or outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized; 22,000,000 shares issued and outstanding	22,000	22,000
Paid-in capital	20,000	20,000
Accumulated deficit	(336,616)	(203,703)
Total Brown Technical Media Corp. stockholders’ deficit	(294,616)	(161,703)
Non-controlling interest	(1,847)	107,148
Total stockholders’ deficit	(296,463)	(54,555)
Total liabilities and stockholders’ deficit	$663,483	$707,122

The accompanying notes are an integral part of the consolidated financial statements.

3

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Unaudited)

	Three months ended July 31,		Nine months ended July 31,
	2016	2015	2016	2015
Net sales	$673,799	$624,288	$2,232,990	$1,515,421
Cost of sales	416,696	468,355	1,638,398	927,145
Gross profit	257,103	155,933	594,592	588,276

Operating expenses:
General and administrative expenses	198,351	162,487	545,723	475,854
Professional fees	65,742	65,453	140,729	197,177
Depreciation	3,435	3,435	9,331	10,305
Total operating expenses	267,528	231,375	695,783	683,336

Income (loss) from operations	(10,425)	(75,442)	(101,191)	(95,060)

Other income (expenses):
Interest expense, net	(95,093)	(39,505)	(140,717)	(57,341)
Gain on sale of intangible property	–	–	–	60,100
Total other income (expenses)	(95,093)	(39,505)	(140,717)	2,759

Income (loss) before income taxes	(105,518)	(114,947)	(241,908)	(92,301)
Income tax expense (benefit)	–	–	–	–

Net income (loss)	(105,518)	(114,947)	(241,908)	(92,301)
Net income (loss) attributable to non-controlling interests	67,148	51,424	108,995	43,122
Net income (loss) attributable to Brown Technical Media Corp.	$(38,370)	$(63,523)	$(132,913)	$(49,179)

Net income (loss) per common share, basic and diluted:	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted-average common shares outstanding, basic and diluted:	22,000,000	22,000,000	22,000,000	22,000,000

The accompanying notes are an integral part of the consolidated financial statements.

4

BROWN TECHNICAL MEDIA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Unaudited)

	July 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(241,908)	$(92,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,331	10,305
Amortization of debt discount	62,162	–
Bad debt expense	10,407	–
Changes in assets and liabilities:
Accounts receivable	2,461	(53,037)
Merchandise inventory	30,656	45,607
Accounts payable and accrued liabilities	(144,979)	(9,649)
Accrued expenses - related parties	85,282	77
Net cash provided by (used in) operating activities	(186,588)	(98,998)

Cash flows from investing activities:
Purchase of an investment	(43,466)	–
Net cash used in investing activities	(43,466)	–

Cash flows from financing activities:
Proceeds from notes payable	1,245,707	1,185,874
Repayments of notes payable	(1,039,229)	(1,062,412)
Proceeds from long term debt	–	–
Repayment of long term debt	(10,675)	(9,669)
Proceeds from shareholder advance	–	–
Net cash provided by financing activities	195,803	113,793

Net (decrease) increase in cash and cash equivalents	(34,251)	14,795
Cash and cash equivalents - beginning of period	74,001	23,552
Cash and cash equivalents - end of period	$39,750	$38,347

Supplementary disclosure of cash flow information:
Interest paid	$53,017	$37,948
Taxes paid, net	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

5

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Brown Technical Media Corp. (“the Company”) is a Texas corporation and a leading provider of codes, standards, training materials and related materials in print and electronically to small, medium and large businesses, government, and non-profit organizations in the United States. The Company owns Brown Book Shop, Inc., (“Brown”) a Texas corporation that was formed as Brown Book Shop, a sole-proprietorship, in 1946. On June 8, 1976, Brown was incorporated in Texas as Brown Book Shop, Inc. On January 31, 2014, the Company purchased 51% of the outstanding shares of Brown. The Company intends to purchase the remaining 49% from the noncontrolling interest in exchange for $50,000 cash and a note payable for $188,835. We operate a bookstore in Houston, Texas and an e-commerce website www.browntechnical.org.

The Company incorporated on January 21, 2014. The Company is authorized to issue 500,000,000 shares of $0.001 par value common stock and 100,000,000 shares of $0.001 par value preferred stock.

On August 6, 2014, the Company formed Pink Professionals, LLC (“Pink”) to develop and market social networking software aimed at female managers and professionals in certain targeted professions, such as Oil and Gas, Finance and Information Technology. At the time of formation, the Company owned 75% of the membership units of Pink. On October 31, 2014, the Company sold the rights to the use of the software in the Oil and Gas industry to the 25% owner of Pink in exchange for cash consideration and the cancelation of the 25% owner’s membership units. Accordingly, the Company now owns 100% of the equity in Pink.

On February 2, 2016, the Company formed Brown Technical Publishing, Inc. for the purpose of publishing original books and materials.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (“GAAP”) for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended July 31, 2016, are not necessarily indicative of the results that may be expected for the year ending October 31, 2016. These financial statements should be read in conjunction with the audited consolidated financial statements for the fiscal year ended October 31, 2015 and notes thereto dated October 27, 2016.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its majority owned subsidiaries. All intercompany transactions and accounts are eliminated in consolidation.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the Consolidated Financial Statements and the reported amounts of revenue and expenses during the reported periods. The Company bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

6

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

1.	Description of Business and Summary of Significant Accounting Policies (continued)

Business Combinations

The Company accounts for all business combinations using the acquisition method of accounting, which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions. The Company may utilize third-party valuation specialists to assist the Company in the allocation. Initial purchase price allocations are subject to revision within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

Cash

Cash and cash equivalents include short-term investments with original maturities of 90 days or less. The recorded value of our cash and cash equivalents approximates their fair value.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and typically do not bear interest. The Company provides allowances for doubtful accounts related to accounts receivable for estimated losses resulting from the inability of its customers to make required payments. The Company takes into consideration the overall quality of the receivable portfolio along with specifically-identified customer risks.

Merchandise Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using a weighted-average cost method. Price protection is recorded when earned as a reduction to the cost of inventory. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value, based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions.

Investments in Equity Interests

Investments in privately held equity interests in which the Company cannot exercise significant influence are accounted for using the cost method of accounting.

The Company reviews its investments for other-than-temporary impairment whenever events or changes in business circumstances indicate that the carrying value of the investment may not be fully recoverable. Investments identified as having an indication of impairment are subject to further analysis to determine if the impairment is other-than-temporary and this analysis requires estimating the fair value of the investment. The determination of fair value of the investment involves considering factors such as current economic and market conditions, the operating performance of the companies including current earnings trends and forecasted cash flows, and other company and industry specific information.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. The Company calculates depreciation expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their useful lives or the initial lease term. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The estimated useful lives of property and equipment are as follows:

Classification	Estimated Useful Lives
Equipment	5 to 7 years
Leasehold improvements	4 to 5 years
Furniture and fixtures	4 to 7 years

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BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

1.	Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value Measurements

Fair value is defined under GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy has been established for valuation inputs to prioritize the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – observable inputs such as quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques.

Revenue Recognition

The Company records revenue from sales transactions when title and risk of loss are passed to the customer, there is persuasive evidence of an arrangement for sale, shipment has occurred and/or services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. The Company’s shipping terms typically specify F.O.B. origination, at which time title and risk of loss have passed to the customer.

The Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses, thereby increasing efficiency and reducing costs. The Company recognizes revenue for drop-shipment arrangements on a gross basis upon delivery to the customer with contract terms that typically specify F.O.B. destination.

The Company records freight billed to its customers as Net sales and the related freight costs as a Cost of sales.

Sales Taxes

The State of Texas imposes a sales tax on the Company’s sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenue and cost of revenues.

Leases

All leases are reviewed for capital or operating classification at their inception under the guidance of Accounting Standards Codification Topic 840, “Leases” (“ASC 840”). We use our incremental borrowing rate in the assessment of lease classification, and define initial lease term to include the construction build-out period, but to exclude lease extension periods. We conduct operations primarily under operating leases. For leases that contain rent escalations, we record the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease and record the difference between the rents paid and the straight-line rent as a deferred rent liability.

Advertising Costs

We expense advertising costs as incurred and recorded $142,194 and $110,416 of advertising expenses during the nine months ended July 31, 2016 and 2015, respectively.

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BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

1.	Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are provided to reflect the differences between the tax bases of assets and liabilities and their reported amounts in the Financial Statements using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company performs an evaluation of the realizability of deferred tax assets on a quarterly basis. This evaluation requires management to make use of estimates and assumptions and considers all positive and negative evidence and factors, such as the scheduled reversal of temporary differences, the mix of earnings in the jurisdictions in which the Company operates, and prudent and feasible tax planning strategies.

The Company accounts for unrecognized tax benefits based upon its assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. The Company reports a liability for unrecognized tax benefits resulting from unrecognized tax benefits taken or expected to be taken in a tax return and recognizes interest and penalties, if any, related to its unrecognized tax benefits in income tax expense.

2.	Recent Accounting Pronouncements

Balance Sheet Classification of Deferred Taxes

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, simplifying the balance sheet classification of deferred taxes by requiring all deferred taxes, along with any related valuation allowance, to be presented as noncurrent. This ASU is effective for the Company beginning in the first quarter of 2017, allows for early adoption and may be applied either prospectively or retrospectively. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Accounting for Measurement Period Adjustments in a Business Combination

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, eliminating the requirement for an acquirer in a business combination to account for measurement-period adjustments retrospectively. Instead, acquirers must recognize measurement-period adjustments during the period in which they determine the amounts, including the effect on earnings of any amounts they would have recorded in previous periods if the accounting had been completed at the acquisition date. This ASU is effective for the Company beginning in the first quarter of 2016, allows for early adoption and must be applied prospectively to adjustments to provisional amounts occurring after the effective date. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Simplifying the Measurement of Inventory

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, amending the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value instead of the lower of cost or market value. This ASU is effective for the Company beginning in the first quarter of 2017, allows for early adoption and must be applied prospectively after the date of adoption. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Debt Issuance Costs

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, amending the presentation of debt issuance costs by requiring deferred financing costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for deferred financing costs are not affected by the amendments in this ASU. This ASU is effective for the Company beginning in the first quarter of 2016, allows for early adoption permitted and requires retrospective application to all prior periods. This ASU is not expected to have a material impact on the Company’s Financial Statements.

9

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

2.	Recent Accounting Pronouncements (Continued)

In August 2015, the FASB issued ASU 2015-15, Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (SEC Update), clarifying the SEC’s views on the presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. The ASU allows for an entity to defer and present debt issuance costs associated with line-of-credit arrangements as an asset and subsequently amortize the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangements. This ASU is effective upon issuance and the Company adopted it in the third quarter of 2015. This ASU is not expected to have a material impact on the Company’s Financial Statements.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), replacing most existing revenue recognition guidance under GAAP and eliminating industry specific guidance. The core principal of the new guidance is that an entity should recognize revenue for the transfer of goods and services equal to an amount it expects to be entitled to receive for those goods and services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, deferring the effective date by one year. This ASU will be effective for the Company beginning in the first quarter of 2018, allows for early adoption in the first quarter of 2017 and may be applied using either a full retrospective approach or a modified retrospective approach. This ASU is not expected to have a material impact on the Company’s Financial Statements.

3.	Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a cumulative net loss since inception of $565,731, negative working capital of $249,486 and relies on short term financing to fund its operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to obtain financing from third parties. No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

10

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

4.	Notes Payable

Notes payable are unsecured and consist of the following:

	July 31, 2016	October 31, 2015
Note payable dated March 31, 2015, bearing interest at 15.9% due July 20, 2017.	$51,306	$4,415
Note payable dated May 14, 2015, bearing interest at 18%, due October 2016, and guaranteed by the officers of the Company. As of the filing date, the note was repaid in full.	98,480	100,473
Notes payable dated May 19, 2015, bearing interest at 33%, due May 19, 2016, and guaranteed by the officers of the Company. The Company refinanced the note payable on November 12, 2015 and again on June 14, 2016 to provide additional funding and extend the maturity date to September 14, 2017. The Company recorded a debt discount of $139,140 at inception and has amortized $59,179 for the nine months ended July 31, 2016. As of July 31, 2016, $79,961 remains unamortized. The effective interest rate is 35.6%.	218,371	43,332
Note payable dated October 23, 2014, bearing interest at 10%, due in August 2017, and guaranteed by the officers of the Company. The Company recorded a debt discount of $17,100 at inception and has amortized $2,983 for the nine months ended July 31, 2016. As of July 31, 2016, $14,117 remains unamortized. The effective interest rate is 12.5%.	142,178	–
Note payable dated March 16, 2015, bearing interest at 9%, due December 31, 2016.	51,000	51,000
Total notes payable	561,335	199,220
Less: Unamortized debt discount	(94,078)	–
Notes payable, net	$467,257	$199,220

On March 16, 2015, the Company entered into a Note Agreement with an independent accredited investor relating to the sale of a promissory note and warrant. As a result, the Company issued a promissory note with a total principal balance of $51,000 and warrants to purchase 2,200,000 shares of common stock at an exercise price of $0.25 per share. The promissory note has a relative value of $48,891 and the warrants have a relative fair value of $2,109 at the date of issuance, determined using the Black-Scholes option-pricing model. The assumptions used to calculate the fair market value are as follows: (i) risk-free interest rate of 0.24%, (ii) estimated volatility of 1,006%, (iii) dividend yield of 0.00%, and (iv) an expected life of the warrants of 3 years.

5.	Long term debt

Long term debt consists of unsecured notes payable to the former shareholders of the Company. The notes bear interest at 8% and are due February 1, 2019 with monthly principal and interest payments of $2,244. The balance on the notes are $165,049 and $175,121 at July 31, 2016 and October 31, 2015, respectively.

11

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

6.	Contingencies

The Company is party to various legal proceedings that arise in the ordinary course of its business, which include commercial, intellectual property, employment, tort and other litigation matters. The Company is also subject to audit by federal, state, international, national, provincial and local authorities, and by various partners, group purchasing organizations and customers, including government agencies, relating to purchases and sales under various contracts. In addition, the Company is subject to indemnification claims under various contracts. From time to time, certain customers of the Company file voluntary petitions for reorganization or liquidation under the U.S. bankruptcy laws or similar laws of the jurisdictions for the Company’s business activities outside of the United States. In such cases, certain pre-petition payments received by the Company could be considered preference items and subject to return to the bankruptcy administrator.

As of July 31, 2016, the Company does not believe that there is a reasonable possibility that any material loss exceeding the amounts already recognized for these proceedings and matters, if any, has been incurred. However, the ultimate resolutions of these proceedings and matters are inherently unpredictable. As such, the Company’s financial condition and results of operations could be adversely affected in any particular period by the unfavorable resolution of one or more of these proceedings or matters.

7.	Related Party Transactions

On November 30, 2014, a shareholder of the Company advanced $500 to Pink Professionals, LLC, a wholly owned subsidiary of the Company. The advance is interest free and due upon demand.

The Company uses credit cards of related parties to pay for certain operational expenses. The Company has agreed to pay the credit card balances, including related interest. As of July 31, 2016 and October 31, 2015, the Company has an outstanding balance of $130,612 and $45,330, respectively, on these credit cards.

On February 16, 2016, the Company purchased 43,466 units at $1 per unit of a privately held company, in which the executive officers of the Company also serve as management. This represents approximately 5% of the outstanding units at the time of purchase. The investment was accounted for using the cost method of investment.

8.	Subsequent Events

On August 31, 2016, the Company issued 1,100,000 shares of its common stock to a note holder in exchange for the surrender and cancellation of a warrant previously issued to the note holder.

On August 31, 2016, the Company issued 1,155,000 shares of its common stock to an employee as compensation.

On August 31, 2016, the Company issued a convertible note payable for gross proceeds of $50,000 bearing interest at 10% per annum. The convertible note payable matures on December 31, 2016, and is convertible, at the option of the note holder, into the common stock of the Company at a price equal to 75% of the price per share paid by the purchasers of securities issued in a Qualified Financing of the Company. A Qualified Financing is defined as $500,000 in new cash raised from accredited investors in Panther.

12

BROWN TECHNICAL MEDIA CORP.

NOTES TO THE CONSOLIDATED STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

8.	Subsequent Events (Continued)

On September 20, 2016, the Company entered into a binding letter of intent to enter into a share exchange agreement with Panther Biotechnology, Inc. whereby the shareholders of the Company would exchange all of their outstanding common stock in consideration for approximately 12 million shares of Panther Biotechnology, Inc.’s common stock, plus certain earn-out rights. The result of the share exchange will be that the Company would become a wholly-owned subsidiary of Panther Biotechnology, Inc. This transaction will be accounted for as a reverse merger with Brown as the surviving entity. The assets of Panther that existed prior to the transaction will be recorded at their fair market value as of the closing of the transaction and will be added to the historical cost basis of the assets of Brown.

Effective September 30, 2016, the Company entered into a consulting agreement with the CEO of Panther that calls for the Company to issue 6,000,000 shares of common stock to the Panther CEO.

On October 14, 2016, the Company issued two convertible notes payable for gross proceeds of $37,000 bearing interest at 10% per annum. The convertible notes payable mature on December 31, 2016, and are convertible, at the option of the note holder, into the common stock of the Company at a price equal to 75% of the price per share paid by the purchasers of securities issued in a Qualified Financing of the Company. A Qualified Financing is defined as $500,000 in new cash raised from accredited investors in Panther.

On October 31, 2016, the Company issued a convertible note payable for gross proceeds of $50,000 bearing interest at 10% per annum. The convertible note payable matures on December 31, 2016, and is convertible, at the option of the note holder, into the common stock of the Company at a price equal to 75% of the price per share paid by the purchasers of securities issued in a Qualified Financing of Panther Biotechnology, Inc. A Qualified Financing is defined as $500,000 in new cash raised from accredited investors in Panther.

On October 31, 2016, the Company acquired an additional 48% of Brown Book Shop, Inc. for $50,000 in cash and a note payable in the amount of $184,981. The note is due October 31, 2026, bears interest at 8% per annum, requires monthly payments of principal and interest of $2,244, and a balloon payment of $110,687 after five years. The note is unsecured. As a result of this transaction, the Company now owns 99% of Brown Book Shop, Inc.

In October 2016, the Company sold 500,000 shares of its common stock to two investors for gross proceeds of $75,000.

On November 8, 2016, the Company consummated the share exchange agreement with Panther. As a result of the transaction, the Company completed a reverse merger for accounting purposes.

13